UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

 Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): May 16, 2007

 Stericycle, Inc.

  (Exact name of registrant as specified in its charter)

Delaware	0-21229	36-3640402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

 28161 North Keith Drive

 Lake Forest, Illinois 60045

(Address of principal executive offices including zip code)

 (847) 367-5910

(Registrant's telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]

Written communications pursuant to Rule 425 under the Securities Act (17 CR 230.425)

[    ]

Soliciting material pursuant to Rule 425 under the Securities Act (17 CFR 240.14a-12)

[    ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02

Results of Operations and Financial Condition

On October 25, 2007 Stericycle, Inc. issued a press release announcing its financial results for the quarter ended September 30, 2007. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated by reference.

The press release and accompanying balance sheet refer to Stericycle's total debt to capitalizaton percentage ratio. The total debt to capitalization percentage ratio is calculated by dividing total debt (numerator) by the sum of total debt, preferred stock, and shareholders' equity (denominator). We consider this leverage ratio to be a good indicator of the strength of a company's balance sheet and its ability to service its debt. Total debt to capitalization percentage is not a measure in accordance with accounting principles generally accepted in the United States. The ratio should not be considered as an alternative to net income, as an indicator of operating performance or as an alternative to cash flow as a measure of liquidity.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

99.1

Press release issued by Stericycle, Inc. dated October 25, 2007.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 25, 2007	Stericycle, Inc.

By:	/s/ Frank J.M. ten Brink

Frank J.M. ten Brink
Executive Vice President and Chief Financial Officer

 EXIBIT INDEX

Exhibit Number

Description

99.1

Press Release issued by Stericycle, Inc. dated October 25, 2007.